REORGANIZATION AGREEMENT



         REORGANIZATION AGREEMENT (the "Agreement"), dated January __, 2005, by and between United Heritage Corporation, a Utah corporation (the "UHCP"), National Heritage Sales Corp., a wholly-owned Texas subsidiary of UHCP ("NHSC"), and Heritage Food Group, Inc., a newly formed wholly-owned Delaware corporation (the "Subsidiary Corporation").

         Whereas, UHCP, through its wholly-owned subsidiaries, engages primarily in the business of producing oil and gas;

         Whereas, NHSC owns certain intellectual property and other assets relating to meat and poultry products;

         Whereas, UHCP believes that it is in the best interest of UHCP to seek to facilitate the sale, transfer and/or separation of the business of NHSC;

         Whereas, UHCP believes that it is in the best interests of UHCP and NHSC that substantially all of the assets and operations of NHSC, less all liabilities, be transferred into Subsidiary Corporation in order to facilitate such sale, transfer and/or separation;

         Whereas UHCP has organized the Subsidiary Corporation in the State of Delaware to acquire substantially all of the assets of NHSC, net of all liabilities, in exchange solely for the common stock of the Subsidiary Corporation.

         Now, therefore, in consideration of the premises and the respective agreements hereinafter set forth, the parties agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         General Definitions. Whenever used herein, the following terms shall have the meaning set forth below:

         "Affiliate" means a Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person specified.

         "Assets" means assets, properties and rights (including Intellectual Property and goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person; however it specifically excludes any assets of UHCP.

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         "Excluded Assets" means the following Assets of NHSC: (i) the `CD 6000
Multivac", (ii) the existing lawsuit styled National Heritage Sales Corporation
v. Mark Church and M.C. Development, LLC, Case No. C200200451, 249th Judicial District, Johnson County, Texas, filed on September 20, 2002, (iii) all inventory, and (iv) all accounts receivable.

         "Excluded Liabilities" means all of the Liabilities of NHSC.

         "Intellectual Property" means all trademarks, service marks, trade names, trade dress, domain names, logos, business and product names, slogans, and registrations and applications for registration or renewal thereof; copyrights and registrations or renewals thereof; mask works and registrations thereof; inventions, processes, designs, formulae, trade secrets, know-how, confidential and technical information; all other intellectual property and proprietary rights; copies and tangible embodiments thereof (in whatever form or medium, including electronic media); and licenses of any of the foregoing.

         "Liabilities" shall mean any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, action, threatened action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

         "Person" means an individual, a partnership, a corporation, a limited liability company, a trust, an unincorporated organization, a government or any department or agency thereof or any other entity.

         "Reasonable Efforts" means the obligated party is required to make a diligent, reasonable and good faith effort to accomplish the applicable objective. Such obligation, however, does not require any expenditure of funds or the incurrence of any liability, in either case which is unreasonable in light of the related objective, nor does it require that the obligated party act in a manner which would otherwise be contrary to prudent business judgment in light of the objective attempted to be achieved. The fact that the objective is not actually accomplished is not dispositive evidence that the obligated party did not in fact utilize its Reasonable Efforts in attempting to accomplish the objective.

         "Transferred Assets" means all of the Assets of NHSC, specifically excluding any assets of UHCP; provided, that the Transferred Assets shall not include the Excluded Assets. Transferred Assets include: Intellectual Property, supplies, prepaid expenses, permits, licenses, logos, processes, agreements, contracts, recipes, flavors, licensed property, patents, Internet domain name registration(s), brands and trademarks (including, but not limited to, Beef ... The Way It Should Be!, Heritage Lifestyle Products, Heritage Lifestyle Lite Beef, Heritage Lifestyle Choice Beef, Heritage Lifestyle Chicken, Heritage Lifestyle Pork, the Heritage Lifestyle Choice Lite Beef line of fresh meat products, and the Big City Steakhouse Broiler), and all other intangibles used or necessary in the ordinary course of business.


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         "Transferred Liabilities" means all of the liabilities of NHSC other than the Excluded Liabilities. There are no Transferred Liabilities pursuant to this Agreement.

         "Tax" means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding on amounts paid to or by UHCP or Subsidiary Corporation, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such tax (domestic or foreign), (ii) in the case of Subsidiary Corporation, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Closing Date a member of an affiliated, consolidated, combined or unitary group and (iii) liability for the payment of any amounts of the type described in (i) as a result of being party to any agreement or any express or implied obligation to indemnify any other Person; and

         1.3 Interpretation. Unless the context of this Agreement otherwise requires, (a) words of any gender shall be deemed to include each other gender,
(b) words using the singular or plural number shall also include the plural or singular number, respectively, and (c) reference to "hereof", "herein", "hereby" and similar terms shall refer to this entire Agreement.

                                   ARTICLE II.
                                    TRANSFERS

         2.1 (a) Transfer of Assets to Subsidiary Corporation. Subject to the terms and conditions of this Agreement, NHSC will convey and transfer to the Subsidiary Corporation at the closing hereunder the Transferred Assets, including, without limitation, its goodwill and its right to the use of its name. A list of the Transferred Assets is set forth Schedule 2.1(a).

                 Schedule 2.1(a) includes a general description of Intellectual Property relating to the Transferred Assets, and descriptions of and all agreements relating to any of the foregoing to which NHSC is a party. NHSC owns, possess and controls all right, title and interest to, or is exclusively licensed (with right of sub-license) under, such Intellectual Property. To the knowledge of NHSC, all such Transferred Assets, including all Intellectual Property rights, are valid and subsisting and NHSC is unaware of any fact or asserted right (actual, threatened or implied) which, individually or in the aggregate, would materially and detrimentally affect the validity, ownership, enforceability, registrability or commercial value of any proprietary rights associated with the Transferred Assets.

                 All contracts and agreements relating to the Transferred Assets, including documents evidencing Intellectual Property, shall be provided to Subsidiary Corporation in connection with the Closing.

                 NHSC owns, possesses and controls the Transferred Assets free and clear of all liens, assignments, security interests, claims, mortgages, encumbrances, charges or title defects of any kind. The Intellectual Property included in the Transferred Assets have been developed exclusively by persons, using NHSC's proprietary know-how and technology. To the best of its knowledge, NHSC is not infringing upon or otherwise acting adversely to the right or claimed right of any person.


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                 The execution and delivery of this Agreement by NHSC, and the consummation of the within contemplated transaction, will not result in the creation or imposition of any valid lien, charge, or encumbrance on any of the Transferred Assets, and will not require the authorization, consent, or approval of any third party, including any lender or governmental or regulatory agency.

             (b) Transfer of Liabilities to Subsidiary Corporation. There are no Transferred Liabilities pursuant to this Agreement. NHSC retains all Excluded Liabilities (whether or not reflected or reserved against in UHCP's balance sheets, books of account, and records).

             (c) Consideration for Transfer to Subsidiary Corporation. The Subsidiary Corporation shall issue one share of its common stock to UHCP.

             (d) Misallocated Assets. In the event that at any time or from time to time (whether prior to, on or after the Closing Date), any party hereto shall receive or otherwise possess any asset that is allocated to any other Person pursuant to this Agreement, such party shall promptly transfer, or cause to be transferred, such asset to the Person so entitled thereto. Prior to any such transfer, the Person receiving or possessing such asset shall hold such asset in trust for any such other Person.

             (e) Mistaken Assignments and Assumptions. In addition to those transfers and assumptions accurately identified and designated by the parties to take place but which the parties are not able to effect prior to the Closing Date, there may exist (i) assets that the parties discover were, contrary to the agreements between the parties, by mistake or omission, transferred to Subsidiary Corporation or (ii) liabilities that the parties discover were, contrary to the agreements between the parties, by mistake or omission, assumed by Subsidiary Corporation. The parties shall cooperate in good faith to effect the transfer or re-transfer of such assets, and/or the assumption or re-assumption of such liabilities, to or by the appropriate party and shall not use the determination that remedial actions need to be taken to alter the original intent of the parties hereto with respect to the assets to be transferred to or liabilities to be assumed by Subsidiary Corporation. Each party shall reimburse the other or make other financial adjustments (e.g., without limitation, cash reserves) or other adjustments to remedy any mistakes or omissions relating to any of the assets transferred hereby or any of the liabilities assumed hereby.

             (f) The parties shall execute and deliver such other transfer documents, including assignments of Intellectual Property, as are necessary and appropriate to consummate the transactions contemplated in this Section 2.1.

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                                  ARTICLE III.
                         CLOSING AND CLOSING DELIVERIES

         3.1 Closing Date. The term "Closing" as used herein shall refer to the actual transfers, assignments, conveyances and deliveries contemplated by
Article II as taking place at the Closing. The Closing shall take place as soon as reasonably practical following the date upon which the conditions precedent set forth in Section 5.1 are satisfied or such other effective time as the parties may agree (the "Closing Date").

         3.2 Deliveries at Closing. With respect to the transactions contemplated by Article II, UHCP and NHSC shall deliver to Subsidiary Corporation the following:

                  (A) all such deeds, bills of sale, lease assignments and other contract assignments and other documents and instruments of sale, transfer, assignment, conveyance and deliverance as may be necessary and appropriate to implement the intended transfers contemplated by Article II; and

                  (B) such other documents and instruments as may be reasonably necessary to implement the transfers contemplated hereby.

         3.3 Cooperation. Each party shall, at the request of the other party, prior to, on and after the Closing, cooperate with one another by furnishing any additional information, executing and delivering any additional documents and/or instruments and doing any and all such other things as may be reasonably required to consummate or otherwise implement the transactions contemplated by this Agreement.

                                   ARTICLE IV.
                 PRE-CLOSING FILINGS, CONSENTS AND OTHER MATTERS

         4.1 Governmental Filings. The parties hereto covenant and agree with each other to promptly file, or cause to be promptly filed, with any Governmental Authority all such notices, applications (including applications for permits, licenses and other similar instruments), forms or other documents as may be necessary to consummate the transactions contemplated hereby.

         4.2 Approval by Transferor's Shareholders. UHCP and NHSC shall have duly called and given due notice of a meeting of the holders of securities who are entitled to vote for the purpose of voting upon the transfer contemplated herein to the Subsidiary Corporation and shall have obtained sufficient votes to approve the transactions.

         4.3 Consent of Third Parties. UHCP and NHSC shall use Reasonable Efforts to obtain prior to the Closing any consents, approvals, authorizations and agreements of and to give all notices and make all other filings with, any third parties, including Governmental Authorities, necessary to authorize, permit or approve the consummation of the transactions contemplated hereby or to continue in effect and to assure that Subsidiary Corporation shall be entitled to all of the material benefits of NHSC's material contracts (the "Material Contracts"). The parties shall cooperate with each other with respect thereto.


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                                   ARTICLE V.
                              CONDITIONS PRECEDENT

         5.1 Conditions to Closing. The obligations of the parties hereto to close the transactions hereunder are subject to the following conditions precedent:

              (a) No investigation, action, suit or proceeding by any Governmental Authority, and no action, suit proceeding by any other Person, shall be pending on the Closing Date which challenges, or might reasonably result in a challenge to, this Agreement or any of the transactions contemplated hereby, or which claims, or might reasonably give rise to a claim for, damages in a material amount as a result of the consummation of this Agreement.

              (b) All documents and instruments to be executed and delivered pursuant to this Agreement, including, without limitation, the documents and instruments to be delivered pursuant to Article III, shall be reasonably satisfactory to the parties hereto to whom such documents are to be delivered.

              (c) All required consents and approvals of any Governmental Authority and the consents and approvals of any other Persons and all permits, licenses and similar instruments shall have been obtained and be in full force and effect as of the Closing Date and such consents, approvals, permits, licenses and other instruments shall not impose any restrictions, limitations or conditions which would have a material adverse effect on the financial condition or results of operations of the Business.

                                   ARTICLE VI.
                                   TERMINATION

         6.1 Termination. This Agreement shall be terminated upon the written mutual agreement of the parties.

                                  ARTICLE VII.
                                  MISCELLANEOUS

         7.1  Further Actions.

              (a) The parties hereto agree to use Reasonable Efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby at or prior to the Closing.

              (b) The parties shall use Reasonable Efforts to enter into such agreements and other arrangements (including sublicenses and subleases) with the appropriate parties as are necessary to ensure that Subsidiary Corporation after the Closing own or hold the Transferred Assets.


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              (c) BMW shall pay or cause to be paid when due UHCP's and
Subsidiary Corporation's reasonable legal fees and expenses incurred in connection with this Agreement, which amounts shall not constitute Excluded Liabilities.

              (d) UHCP and NHSC will cooperate with Subsidiary Corporation in the preparation of delivery of two year audited financial statements of NHSC and Subsidiary Corporation.

         7.2 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and effective when delivered in person or by courier or nationally recognized overnight delivery service (with a receipt obtained therefor), or by facsimile transmission (with an executed copy mailed as described below), or effective on the date receipt is acknowledged when mailed by certified mail, postage prepaid, return receipt requested, as follows:

                           If to UHCP:

                           United Heritage Corporation
                           2 North Caddo Street
                           Cleburne, Texas 76031
                           Attn.:  Mr. Walter G. Mize
                           Fax:
                               -------------------------------

                           With a copy to:
                           Kevin Friedmann
                           Richardson & Patel, LLP
                           10900 Wilshire Blvd.
                           Suite 500
                           Los Angeles, CA 90024
                           Fax:  310-208-1154

                           If to National Heritage:

                           National Heritage Sales Corp.
                           Same as United Heritage

                           If to Subsidiary Corporation:

                           Heritage Food Group, Inc.

                           -----------------------------

                           -----------------------------

                           -----------------------------
                           Fax:
                               -------------------------

or to such other place and with such other copies as any party may designate as to itself by written notice to the others.


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         7.3 Entire Agreement. The agreement of the parties, which is comprised of this Agreement, the Exhibits and the Schedules hereto and the documents referred to herein, sets forth the entire agreement and understanding between the parties and supersedes any prior agreement or understanding, written or oral, relating to the subject matter of this Agreement.

         7.4 Assignment; Binding Effect; Severability. This Agreement may not be assigned by any party hereto, other than a successor entity to Subsidiary Corporation, without the written consent of the other party. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors, legal representatives and permitted assigns of each party hereto. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to any party, in which event the parties shall use Reasonable Efforts to arrive at an accommodation which best preserves for the parties the benefits and obligations of the offending provision.

         7.5 Governing Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware and enforced in the County of New York in the State of New York. This Agreement, or any Section thereof, shall not be construed against any part due to the fact that said Agreement or any Section thereof was drafted by said party.

         7.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.7 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         7.8 Amendment and Waiver. The parties may by mutual agreement amend this Agreement in any respect, and any party, as to such party, may (a) extend the time for the performance of any of the obligations of any other party, (b) waive any inaccuracies in representations by any other party, (c) waive compliance by any other party with any of the agreements contained herein and performance of any obligations by such other party, and (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought.


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         7.9 Indemnification. Anything in this Agreement to the contrary notwithstanding, Subsidiary Corporation shall not assume, and UHCP and NHSC shall be jointly and severally responsible for the payment, performance and discharge of, and shall indemnify Subsidiary Corporation and its affiliates and successors and hold each of them harmless from and against any losses, liabilities, claims, demands, judgements, expenses (including legal fees and expenses), causes of action or suits, and obligations of NHSC, disclosed or undisclosed, contingent or absolute, existing on the date hereof and through the Closing, other than such costs or liabilities incurred after the Closing which arise from or relate to any actions of Subsidiary Corporation. UHCP and NHSC shall, jointly and severally, indemnify Subsidiary Corporation from any and all successor liability claims that may be asserted or claimed by and current, former or future creditor, claimant, vendor or otherwise of NHSC and/or UHCP relating to any lawsuit, claim, loan, obligation, liability and/or indebtedness whatsoever of NHSC and/or UHCP, including, but not necessarily limited to the existing lawsuit styled Denise Everett v. National Heritage Sales Corp., Case No. 03CC05406, Orange County Superior Court, Orange County, CA, filed on April 9, 2003.

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                                 SIGNATURE PAGE


                                          Heritage Food Group, Inc.

                                             By: /s/ Walter G. Mize
                                                --------------------------------
                                           Name:     Walter G. Mize
                                          Title:     President

Attest:

  /s/  Walter G. Mize
-------------------------------
Name:  Walter G. Mize
Title: Secretary

                                          United Heritage Corporation

                                             By: /s/ Walter G. Mize
                                                --------------------------------
                                           Name:     Walter G. Mize
                                          Title:     President

Attest:

  /s/  Joe Martin
-------------------------------
Name:  Joe Martin
Title: Assistant Secretary

                                          National Heritage Sales Corp.

                                             By: /s/ Walter G. Mize
                                                -------------------------------
                                           Name:     Walter G. Mize
                                          Title:     President

Attest:

  /s/  Joe Martin
-------------------------------
Name:  Joe Martin
Title: Assistant Secretary


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                                    Exhibit A
                               Transferred Assets



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